Exhibit 10.1
AGREEMENT FOR SALE AND PURCHASE OF A BUSINESS

    This form  is approved by the Real Estate Institute of New Zealand Incorporated and by Auckland District Law Society Incorporated

DATE:

VENDOR:                               Gourmet  Foods Limited

PURCHASER:                               Concierge Technologies Inc and / or Nominee

Address of Business premises:                                                     144 Birch Ave, Tauranga

Description of Business (subclause 1.1(4); Food Manufacturing

Name of Business:                                          Gourment Foods (including Pats Pantry and Ponsonby and  Gourment Pies)

Tangible Assets:                                                  $       1,711,050.00

Intangible Assets:                                                $          400,000.00

              Stock in Trade:                                                      $          400,000.00

      TOTAL PURCHASE PRICE:                                    $          2,511,050.00  ( plus GST, If any(clauses 12.0 and 13.0))

Deposit:                                                                 $           260,000.00   To be paid to the Vendors

                                                                                  Solicitors Trust Account upon this agreement becoming unconditional

The Vendor is registered under the GST Act in respect of the transaction evidenced by this agreement and /or will be so registered at settlement:                                                                                                                                                                                            Yes/No

Possession Date (subclause 3.1): 1 Calendar month form unconditional date. Possession Time (subclause 3.1): 4pm GST Date (clauses 12.0 and 13.0): Interest rate for late settlement:16%

Maximum percentage stock value adjustment (subclause 5.3): 20 Turnover warranty (subclause 6.5): $5,466,981.00 (excluding GST) covering the period from 1/04/2013 to 31/03/02014
           & covenantor (Roger John Rushton)

Vendor’s assistance period (subclause 6.4(5)                                                                    1 Calendar month from the possession date

Vendor’s restraint of trade  (subclause 7.1): 3 years         after the possession date within 500              kilometers of the Premises

Fourth Edition 2008(3)

LEASE DETAILS Refer Clause 24 Landlord: Commencement Date: Term: Present Rental: Right(s) of Renewal (if any) Rent Review Dates: Date of Landlord’s consent (subclause 8.2)

SALE BY: BAY BUSINESS BROKERS LIMITED – LICENCED REAL ESTATE AGENT REAA08
                    Licensed Real Estate Agent

Office and Address: PO BOX 257, TAURANGA 3110, NEW ZEALAND                 ph: 07 579 4994

Salesperson: Mike Fraser                                             Mobile:021 932 633                  Email: mikef@linkbusiness.co.nz

It is agreed that the vendor sells and the purchaser purchases the business and takes an assignment of the lease of the premises (if any)  on the terms set out above and in the general terms of sale, any further terms of sale and the schedules to this agreement.

Fourth Edition 2008(3)

GENERAL TERMS OF SALE

1.0   Definitions, notices and interpretation

1.1                  Definitions
           1) Unless the context requires a different interpretation, words and phrases not otherwise defined have the same meaning as in section 4 of the Property Law Act 2007.

2)	“Agreement” means this document including the front page, these general terms of sale any further terms of sale and any schedules and attachments.

3)	“Assets” means, collectively, the tangible assets and the intangible assets including those listed those listed in Schedule 1 of this agreement.

4)	“Business” means the business described on the front page of this agreement, including assets.

5)
“Business records” means all existing books, records, files and other relevant information (includinge lectronically stored information)   concerning the business, including details of customers, suppliers, agents, and distributors excluding  the vendor’s personal records.

6)
Default GST means any interest, or late payment penalty, or shortfall penalty, or other sum imposed  on the vendor under the Tax  Administration Act 1994 by reason of non-payment, of GST payable in respect of the supply  made under this agreement but does not include any such sum levied against the vendor by reason of  a default  by the vendor after payment of GST to the vendor by the purchaser.

7)	“Incomings” means all revenue receivable as a result of the trading activities of the business.

8)	“GST” means Good and Services Tax arising pursuant to the Goods and Services Tax Act 1985 and “GST Act” means the Goods and Services Tax Act 1985.

9)	“Intangible assets” means the intangible rights, licenses and benefits owned or used by the vendor in respect of the business, including:

a)
the vendor’s rights under all contracts relating to the supply of goods or services to  the vendor in connection with the business which, all the settlement date, remain to be performed in whole or in part; and

b)	the vendors right under any licence agreement or equipment lease entered into in connection with the business which, at the settlement date, remain to be performed in whole or in part; and

c)
all intellectual property rights and interests owned or held by the vendor, or used by the vendor in connection with the business, including, without limitation, patents, trademarks, copyrights, software, registered designs, trade names, domain names, domain names, symbols, logos and trade sectors; and

d)	the good will of the business including, where applicable, the benefit of the lease.

10)	“Lease” means the lease of the premises and includes any formal document or letter evidencing any variation, renewal, extension, review or assignment that will b e operative at the settlement date.

11)
“Outgoings” includes any payments made or  to be made by the vendor on or before the settlement date in respect of the lease or of goods or services supplied to the vendor in connection with the business (including but not limited to prepayment of advertising, telephone listings, trade listings), where those goods or services have not been supplied (in whole or in part) by the settlement date or where the vendor has not obtained the full benefit of such services by the settlement date.

12)	“Premises” means the premises from which the business is conducted, the address of which is stated on the front page of this agreement.

13)	“purchase price” means the total purchase price stated on the front page of this agreement, which the purchaser has agreed to pay the vendor for the business.

14)
“Settlement date” means the possession date or such other date as  the parties are to perform their obligations under subclause 3.3 Where the day nominated for settlement is not a working day the settlement date shall be the last working day before the day so nominated.

15)	“Settlement statement” means a statement showing the purchase price, GST, (if any), less any deposit together with apportionments of all incomings and outgoings relating to the sale of business.

16)
“Tangible assets” means all of the plant, machinery, equipment, furniture, fittings, motor vehicles and other chattels owned by the vendor at the settlement date and used in connection with the business.

17)	“Working day” means any day of the week other than:

a)	Saturday, Sunday, Waitangi Day, Good Friday, East Monday, Anzac Day, the Sovereign’s Birthday, and Labour Day; and

b)	a day in the period commencing on the 24th day of December in any year and ending on the 5th day of January in the following year, both days inclusive; and

c)	the day observed as the anniversary of any province in which the premises are situated.

A working day shall be deemed to commence at 9.00 am and to terminate at 5.00pm.

18)
Any act done pursuant to this agreement by a party after 5.00 pm on a working day, or on a day which is not a working day, shall be deemed to have been done at 9.00 am on the next succeeding working day.

19)
Where two or more acts (including service of notices) done pursuant to this agreement are deemed to have been done at the same time, they shall take effect in the order in which they would have taken effect but for subclause 1.1(18).

20)	Unless a contrary intention appears on the front page or elsewhere in this agreement;

a)	the interest rate for late settlement is double the 90 day bank bill buy rate;

b)	the applicable 90 day bank bill buy rate is that as advised by the vendor’s lawyer’s bank and if more than one such rate then the highest rate during the relevant period.

c)	a party is in default if it did not do what it has contracted to do to enable settlement to occur, regardless of the cause of such failure.

Fourth Edition 2008(3)

1.2                    Notices

        The following apply to all notices relevant to this agreement, whether authorized by this agreement or by the general law.

1)	All notices must be served in writing.

2)	Any notice under section 28 of the Property Law Act 2007, where the purchaser is in possession of the premises , must be served in accordance with section 353 of the Act.

3)	All other notice, unless otherwise required by the Property Law Act 2007, must be served by one of the following means:

a)	on the party as authorized by sections 354 to 361 of the Property Law Act 2007; or

b)	on the party or on the party’s lawyer.

(i)    by personal delivery; or

(ii)    by posting by ordinary mail; or

(iii)   by facsimile or by email, or

(IV)   in the case of the party’s lawyer only, by sending by document exchange.

4)          In respect of  the means of service specified in subclause 1.2(3)(b), a notice is deemed to have been served:

a)	In the case of personal delivery, when received by the party or at the lawyer’s office;

b)
In the case of posting by ordinary mail, on the second working day following the date of posting to the address for service notified in writing by the party or to the postal address of the lawyer’s office;

c)	In the case of facsimile transmission, when sent to the facsimile number notified in writing by the party or to the facsimile number of the lawyer’s office;

d)	In the case of email, when acknowledged by the party or by the lawyer orally or by return email or otherwise in writing;

e)	In the case of sending by document exchange, on the second working day following the date of sending to the document exchange number of the lawyer’s office.

5) Notice served by a party after 5.00 pm on  a working day, or on a day which is not a working day, shall be deemed to have been served by that party at 9.00 am on the next succeeding working day.

6) Where two or more notice are deemed to have been served at the same time, they shall take effect in order in  which they would have been served but for subclause 1.2(5).

7) Any period of notice required to be given under this agreement shall be computed by excluding the date of service.

1.3            Interpretation

1)	If there is more than one vendor or purchaser, the liability of the vendors or of the purchasers, as the case may be, is joint and several.

2)    Where the purchaser executes this agreement with provision for a nominee, or as agent for an undisclosed principal, or on behalf of a company to be  formed, the purchaser shall at all times remain liable for all of the obligations of the purchaser.

3)  If any stated term (including any further terms of sale) conflicts with the general terms of sale, the stated term shall prevail.

4) Headings are for information only and do not form part of this agreement.

Fourth Edition 2008(3)

2.0             Deposit

          2.1          The purchaser shall pay the deposit to the vendor or the vendor’s agent immediately upon execution of this agreement by both  parties or at such other time as is specified in this agreement, time being of the essence as to each such time.

          2.2          The vendor shall not be entitled to cancel this agreement for non-payment of the deposit unless the vendor  has  first  given to the purchaser three working days’ notice of intention to cancel and the purchaser has failed within that time to remedy the default. No notice of cancellation shall be  effective if the deposit has been paid before the notice of cancellation is served.

          2.3           The deposit shall be in part payment of the purchase price.

          2.4           Where this agreement is entered into subject to a condition expressed in this agreement, the  person  towhom the deposit is paid shall hold it as a stakeholder until the agreement becomes  unconditional or  is avoided for non-fulfilment of any condition under subclause 8.3

3.0             Possession and settlement

possession

3.1           Possession shall be given and taken on the possession date with effect from the stipulated on the front page or, where no time is stipulated, with effect from the close of business on the possession date.

Settlement

3.2          The vendor shall prepare a settlement statement. The vendor shall tender the settlement statement to the purchaser or the purchaser’s lawyer within  a reasonable time prior to settlement date.

3.3          On the settlement date:

1)
The balance of the purchase price, interest and other moneys, if any, shall be paid by the purchaser in cleared funds or otherwise satisfied as provided in this agreement (credit being given for any amount payable by the vendor under subclause 3.6 or 3.7)

2)	The vendor shall concurrently deliver to the purchaser.

a)
Where the purchaser is to have an assignment of the lease, the lease and a duly executed deed of assignment of the lease in the form described in subclause 9.6 together with the landlord’s written consent to the assignment;

b)	Instruments of title to the assets (if any)

c)	a duly executed satisfaction or release of any encumbrance or security interest over any of the assets;

Fourth Edition 2008(3)

d)
duly executed deeds of assignment or other appropriate Instruments of transfer in respect of the intangible assets, executed by the vendor and counterparties (where prior written consent to the transfer is required);

e)	any duly executed deed of covenant to be provided under subclause 7.2;

f)	where any deed is to be delivered to the purchaser under subclause 3.3(2). the vendor must comply with section 9 of the Property Law Act 2007.

3)	To the extent that this had not already occurred, the vendor shall deliver to the purchaser:

a)	the tangible assets; and

b)	stock in trade; and

c)	the business records; and

d)	all keys, passwords, security code or similar devices relating to the premises or the business.

3.4          All obligations under subclause 3.3 are interdependent.

Last minute Settlement

3.5          If due to the delay of the purchaser, settlement takes place between 4.00 pm and 5.00 pm on the settlement  date (“last minute settlement”), the purchaser shall pay the vendor.

1)	one day’s interest at the interest rate for late settlement on the portion of the purchase price paid in the last minute settlement; and

    (2)  if the day following the last minute settlement is not a working day an additional days’ interest (calculated in the same manner) for each day until, but excluded, the next working day.

Purchaser Default ; late Settlement

3.6          If the  vendor is not in default and if any portion of the purchase price is not paid upon the due date for payment the purchaser shall pay to the  vendor interest at the interest rate for  late settlement on the portion of the purchase so unpaid from the due date for payment until payment until payment; but nevertheless this stipulation is without prejudice to any of the vendor’s right or remedies including any right to claim for additional expenses and damages, For the purposes of this subclause,  a payment made on a  day other than a working day or after the termination of a working day shall be deemed to be made on the next following working day and interest shall be computed accordingly. The vendor is not obliged to give the purchaser possession of the business or the premises prior to settlement or to pay the purchaser any amount for remaining in possession.

Vendor Default: Late Settlement or Failure to give Possession

Fourth Edition 2008(3)

3.7          If by reason of the default of the vendor possession of the business is not given to the purchaser is notin default then the vendor shall pay to the purchaser, at the purchaser’s election, either.

1)	an amount equivalent to interest at the interest rate for late settlement on the entire purchase price during the default period; or

2)	any losses or damages suffered by the purchaser;

without prejudice to any other rights or remedies available to the purchaser. Determinants of Settlement

3.8          If neither party is ready, willing and able to settle on the settlement date, the settlement date and the possession date shall  be deferred to the second working day following the date upon which one of the parties given notice that it has become ready, willing and able to settle.

4.0          Risk and Insurance

4.1          The business shall remain at the sole risk of the vendor until possession is given and taken

4.2          If prior to the giving and taking of possession, any of the tangible assets is lost, destroyed or damaged and such loss, destruction  or damage (“loss”) has not been made good by repair or replacement by the possession date, then the following provisions shall apply.

1)	If the loss is sufficient to affect the purchaser materially in the carrying on of the business the purchaser may;

a)	complete the purchase at the purchase price, less a sum equal to any insurance moneys received or receivable by or on behalf of the vendor in respect of such loss; or

b)	complete the purchase at the purchase price if the vendor’s insurance company has agreed to reinstate the business to its pre-loss condition; or

c)
cancel this agreement by serving notice on the vendor whereupon the purchaser shall be entitled to the immediate return of the deposit and any other moneys paid by the purchaser to the vendor, apart from which neither party shall have right or claim against the other arising  from his agreements or its cancellation,

2)
If the loss is insufficient to affect the purchaser materially in the carrying on the business the purchaser shall complete the purchase at the purchase price  less a sum equal to the amount of the diminution in value of the business.

Fourth Edition 2008(3)

5.0         Stock in Trade

  5.1          Where in this agreement the purchase price is stated as including a sum for stock in trade, that sum is the vendor’s estimate of the in-store cost of the stock in trade on the date the vendor executed this agreement and is referred to in this agreement as “the estimate stock value”.

5.2         The actual value of the stock in trade as at the giving and taking of possession shall be determined by joint  stock-take by the vendor and the purchaser or their appointees or, if required by either party, by an independent value if one can be agreed upon. Due allowance shall be made for obsolete or damaged stock in trade. If the parties cannot agree on an independent valuer, or in the event of any dispute concerning a joint stock-take, either party may serve on the other party notice in writing requiring that the question be determined by an independent valuer to be appointed by the president for the time being of the Newzealand Law Society and the party serving the notice may at any time thereafter refer the dispute for determination. An Independent valuer acting under this clause shall  act as an expert in determining any question concerning the stock in trade or the value of the stock in trade. The cost of such valuation shall be borne equally by the parties.

5.3          If it is determined that the actual value of the stock in trade exceeds is estimated value by more than the maximum percentage stock value adjustment stated on the front page of this agreement(“The maximum percentage”) then the purchaser;

1)	shall elect whether or not to accept all or any part of such excess: and

2)	May choose which item of stock in trade the vendor shall retain in order to reduce the actual value to the estimated value increased by the relevant maximum percentage.

Unless the purchaser notifies the vendor of the purchaser’s choice of the excess stock in trade to be retained by the vendor within five (5) working days of the determination of the actual stock value  the purchaser shall be deemed to have elected to accept all the stock in trade.

              5.4          The vendor shall procure the vendor’s lawyer to undertake to the  purchaser to retain in trust from the moneys received on settlement a sum equivalent to the total of the maximum percentage of the estimated stock  estimated stock value which sum shall be applied to refund to the purchaser any deficiency in the actual values as compared with the estimated values and any balance shall be paid to the vendor.

              5.5          The purchaser shall on or before the possession date pay into the purchaser’s lawyer’s trust account a sum equivalent to the total of the maximum percentage of the estimated stock value and shall procure the purchaser’s lawyer to undertake to retain such sum in trust and it shall be applied in  payment to the vendor of any excess of the actual value over the estimated value. Any balance shall be refunded to the purchaser.

             5.6          In this agreement  where reference is made to the value of stock in  trade, such value shall be net of the GST content of any supply made to the vendor of or in  relation to that stock in trade.

6.0         Vendor’s warranties and undertakings

6.1          The vendor warrants and undertakes that at the date of this agreement the vendor has not:

1)	received any notice or demand and has no knowledge of any requisition or outstanding requirement:

a)	from any local or government authority or other statutory body; or

b)	under the Resource Management Act 1991 and its amendments; or

c)	from the landlord of the premises; or

d)	from any other party,

which adversely affects the business or the premises and which has not been disclosed in writing to the purchaser; or

2)	given any consent or waiver which adversely affect the business or the premises and which has not been disclosed in writing to the purchaser.

Fourth Edition 2008(3)

6.2          The vendor warrants and undertakes that between the date of this agreement and the giving and taking of possession the vendors shall:

1)
properly carry on and conserve the business as a going concern and use all reasonable endeavours  to maintain the turnover, maintain reasonable levels of stock in trade and preserve the goodwill of the business;

2)
not enter into any new contracts or arrangements or give any consents or  waivers in respect of the business or the premises (other than in the ordinary course of business) without the written consent of the purchaser;

3)
promptly pass on to the purchaser or purchaser’s lawyer any notice, demand or requisition received by the vendor relating to the business or the premises and, if so required by the purchaser, comply with any such notice at the vendor’s own cost, prior to settlement;

4)
promptly notify the purchaser of any lawsuits, claims, proceedings, investigations or adverse events which may occur, be threatened, brought, asserted or commenced against the vendor involving the business or the premises in any way or which may adversely affect the business.

Fourth Edition 2008(3)

6.3          The vendor warrants and undertakes that at the giving and taking of possession.

1)	The assets and the stock in trade are the unencumbered property of the vendor.

2)	The tangible assets are in good operational order and condition taking account of their order and condition as at the date of this agreement.

3)	Where the vendor has done or caused or permitted to be done on the premises any works for which a permit or building consent was required by law;

a)	all required permits or consents were obtained; and

b)	the works were completed in compliance with those permits or consents; and

c)	where appropriate, a code compliance certificate was issued for those works; and

d)	all obligations imposed under the Building Act 1991 and/or the Building Act 2004 were fully discharged.

6.4          The  vendor warrants and undertaken that on or immediately after possession:

1)
The vendor will pay and discharge all debts and liabilities relating to the business incurred or arising prior to the close of business on the possession date in connection with the business or in  respect of any contract dealing or occurrence relating to the business and shall indemnify the purchaser from and against all claims, proceedings, expenses and costs in connection therewith.

2)
Any adjustments will be paid to the dates stated in the settlement statement to be supplied to the purchaser before the possession date or will be so paid immediately after the possession date and all incoming will be collected by the vendor to the dates stated in that statement.

3)	The vendor will at the vendor’s cost do and execute all such acts and deeds as may reasonably be required to enable the purchaser to obtain the full benefit of the business.

4)
The vendor will take all reasonable steps to enable the purchaser to have the use and benefit of any means of communicating with the business including but not limited to any,  mobile telephone number, post office box, domain name or email address relating to the business.

5)
The vendor, or a suitably experienced person nominated by the vendor and acceptable to the purchaser will, during the vendor’s period of assistance stated on the front page of this agreement give the purchaser to such extent as reasonably required by the purchaser the benefit of the vendor’s knowledge and experienced in the conduct of the business.

            6.5          The vendor warrants and undertakes that the turnover warranty details stated on the front page of this agreement correctly disclose the turnover of the business (excluding GST) for  the period stated.

            6.6          Breach of any warranty or undertaking contained in this clause does not defer the obligation to settle. Settlement shall be without prejudice to any rights or remedies available to the parties at law or inequity,Including but not limited to the right to cancel this agreement under the Contractual Remedies Act 1979.

Fourth Edition 2008(3)

7.0         Restraint of trade  and the covenantor  and each convenantor

7.1          In   consideration of the purchase price the vendor hereby agrees with the purchaser that the vendor will not during the vendor’s restraint of trade period stated on the front page of this agreement either directly  or indirectly carry on or be interested either alone or In partnership with or as manager ,agent,  director, shareholder, financier or employee of any other person in any business similar to the business within  the  radius from the premises stated on the front page of  this agreement.

7.2          If the vendor is an incorporated company it will on or before the possession date procure its  shareholder and its directors, other than any shareholders or directors specifically excluded from this provision in terms of   Schedule  2 to   the   agreement,   to  enter into a deed  of covenant with the purchaser binding themselves to like effect, such deed of covenant to be prepared by and at the expense of the purchaser and tendered to the vendor or the vendor’s lawyer for execution a reasonable time before settlement.

8.0         Conditions and terms of Securities

Particular conditions.

8.1          If particulars of  any finance conditions are stated on the front page of this agreement, this agreement is conditional upon the purchaser arranging finance in terms of those particulars on or before the indicated finance date.

8.2          If a lease is to be assigned to the purchaser then this agreement is subject to a condition  that on or before the date for the landlord’s consent stated on the front page of this agreement.

1)	The landlord shall at the vendor’s cost consent in writing to the assignment to the purchaser of the vendor’s interest as tenant.

2)	The purchaser shall prepare, at the purchaser’s own expense, a deed of assignment of the lease.

3)	The deed of assignment shall be executed by the purchaser as assignee and tendered to the vendor or the vendor’s lawyer within a reasonable time before settlement.

4)
The vendor shall seek the landlord’s consent to the assignment of the lease and the purchaser shall provide the vendor with all reasonable assistance in this regard,  including providing full and prompt responses to the landlord’s reasonable requests  for information concerning the purchaser and procuring such guarantees of the proposed assignee’s obligations as the landlord may reasonably require.

Fourth Edition 2008(3)

Operation of conditions.

8.3          If this agreement is expressed to be subject either to the above or to any other condition(s), then in relation to each such condition the following shall apply unless otherwise expressly provided:

1)	The condition shall be a condition subsequent,

2)	The party or parties for whose benefit the condition has been included shall do all things which may reasonably be necessary to enable the condition to be fulfilled by the date for fulfillment.

3)	Time for fulfillment of any condition and any extended time for fulfillment to a fixed date shall be of the essence,

4)	The condition shall be deemed not to be fulfilled until notice of the fulfillment has been served by one party on the other party.

5)
If the condition is not fulfilled by  the date for fulfillment, either party may at any time before the condition is fulfilled or waived avoid this agreement by giving notice to the other, Upon avoidance of this  agreement the purchaser shall be entitled to the immediate return of the deposit and any other moneys paid by the purchaser to  the vendor and

6)	neither party shall have any right or claim against the other arising from this agreement or its termination.

7)
At any time before (this agreement is avoided the purchaser may waive any finance condition and either party may waive any other condition which is for  the sole benefit of that party. Any waiver shall be by notice.

Terms of security

8.4          Any security to be arranged pursuant to a finance condition shall (subject to any particulars stated in this agreement and to any further terms of sale):

1)	If it is to be arranged with the lending institution, be on the customary terms and conditions of that institution; and

2)	If it is not to be arranged with a lending institution, be on such reasonable and usual terms as are normally included in securities of the same rank secured over comparable assets.

           8.5          The security shall be a security of such type as is appropriate to the class or classes of asset(s) over which the security is to be granted and the legal personally of the purchaser and in the case of a mortgage of a registrable interest  in land shall be a mortgage registrable under the Land Transfer Act 1952.

9.0       Approval of lease

9.1          If the purchaser is to take an assignment of the lease:

1)	the vendor shall deliver a copy of lease to the purchaser or the purchaser’s lawyer;

2)	this agreement is conditional on the purchaser’s approval of the lease; and

3)	the condition is for the purchaser’s sole benefit.

Fourth Edition 2008(3)

        9.2          If the purchaser does not approve the lease, the purchaser shall give notice to the vendor(a” purchaser’s notice”) on or before the fifth working day after either the date of this agreement, or the date of the delivery of the lease in terms of paragraph (1) of subclause 9.1 (whichever is the later), stating the particulars matters in  respect of which  approval is withheld and, if those matters are capable of remedy, what the purchaser requires to be done to remedy those matters. If the purchaser does not give a purchaser’s notice the purchaser shall be deemed to have accepted the lease and the vendor’s title hereto  in all respects.

       9.3          The vendor shall give notice to the purchaser ( a “vendor’s notice”) on or before seventh working day after receipt of the purchaser’s notice advising whether or not the vendor is able and willing to comply with the purchaser’s notice by the settlement date.

       9.4          If the vendor does not give a vendor’s notice, or if the vendor’s notice advises that the vendor is unable or unwilling to comply with the purchaser’s notice, and if the purchasers does not, on or before the twelfth working day after the date on which the purchaser’s notice is given, give notice to the vendor that the purchaser waives the objection to the lease, this condition shall not have been fulfilled and the provisions of paragraph (5)  of subclause 8.3 shall apply.

       9.5          If the vendor gives as vendor’s notice advising that the vendor is able and willing to comply with the purchaser’s notice, this condition is deemed to have been fulfilled and it shall be a requirement that the purchaser’s notice shall be complied with before settlement.

       9.6          Any deed assignment of the lease shall be in the current form published by the Auckland District Law Society Incorporated and shall contain the indemnities provided in that form, including and indemnify by the assignee in favor of the assignor in respect of any default by the in  payment of rent or in the  observance or performance of any of the covenants, conditions and provisions in the lease as from the date of assignment.

Fourth Edition 2008(3)

                      10.0            Notice to complete and remedies on default

10.1          1)If the sale  is not  settled  on the settlement date either party may at any time thereafter serve on the other party notice (“a settlement notice”) to settle in accordance with this clause; but

           2) the notice shall be effective only if the party serving it is at the time of service either in all material respects ready able and willing to proceed to settle in accordance with the notice or is not so ready able and willing to settle only by reason of the default or omission of the other party.

          3)if the purchaser is in possession the vendor’s right to cancel this agreement will be subject to section 28 to 36 of the Property Law Act 2007 and the settlement notice may incorporate or be given with a notice may  under section 28 of  that Act complying with section 29 of that Act .

                      10.2   Subject to subclause 10.1(3), upon service of a settlement notice the party on whom the notice is served shall settle

1)	On or before the twelfth working day after the date of service of the notice; or

2)
On the first working day after the 13th day of January if the period of twelve working days expire during the period commencing on the 6th day of January and ending on the 13th day of January, both days inclusive, time being of the essence, but without prejudice to any intermediate right of cancellation by either party.

           10.3  1)     If this agreement provides for the payment of the purchase price by installments and the purchaser  fails duly and punctually to pay any installment on or within (7) working days from the date on which it tell due for payment then, whether or not the purchaser is in possession, the vendor may immediately give notice to the purchaser calling up the unpaid balance of the purchase price, which shall upon service of the notice fall immediately due andpayable.

2)      The date of service of the notice under this subclause shal be deemed to be the settlement date for the purposes of subclause 10.1

3)      The vendor may give a settlement notice with a notice under this subclause.

4)       For the purpose of this subclause a deposit is not an instalment.

10.4              If the purchaser does not comply with the terms of the settlement notice served by the vendor then, subject to subclause 10.1(3);

1)	Without prejudice to any other rights or remedies available to the vendor at law or in equity the vendor may;

(a)         sue the purchaser for specific performance; or

(b)         cancel this agreement by notice and pursue either or both of the following remedies namely :

i.	forfeit and retain for the vendor’s own benefit the deposit paid by the purchaser, but not exceeding in all 10% of the purchase price;

ii.	sue the purchaser for damages.

Fourth Edition 2008(3)

2)
If the vendor is entitled  to cancel this agreement the entry by the vendor into a conditional or unconditional contract for the resale of the business or any part thereof shall take effect as a cancellation of this agreements by the vendor if this agreement has not previously been cancelled and such resale shall be deemed to have occurred after cancellation.

3)
The damages claimable by the vendor under subclause 10.4(1)(b)(ii) shall include all damages claimable at common law or in equity and shall also include (but shall not be limited to) any loss incurred by the vendor on any bonafide resale contracted within twelve (12) months from the date by which the purchaser should have settled in compliance with the settlement notice, The amount of that loss may include:

a)	interest on the unpaid portion of the purchase price at the interest rate for late settlement from the settlement date to the settlement of such resale; and

b)	all costs and expenses reasonably incurred in any resale or attempted resale; and

c)	all losses incurred by the vendor in carrying on the business from the settlement date to the settlement of such resale.

4)	The purchaser shall not be entitled to any of the proceeds of resale.

    10.5               If the vendor does not comply with the terms of a settlement notice served by the purchaser then without prejudice to any other rights or remedies available to the purchaser at law or equity, the purchaser may;

1)	sue the vendor for specific performance; or

2)
cancel this agreement by notice and require the vendor to repay to the purchaser any deposit and any other money paid on account of the purchase price and interest on such sum(s) at the interest rate  for late settlement from the date or dates of payment by the purchaser until repayment.

            10.6              The  party serving a settlement notice may extend the term of the notice for one or more specifically stated periods of time and thereupon the term of the settlement notice shall be deemed to expireon the last day of the extended period or periods and it shall operate as though this clause stipulated the extended period(s) of notice in lieu of the period otherwise applicable; and time shall be of the essence accordingly. An extension may be given either before or after the expiry of the period of the notice.

            10.7              Nothing in this clause shall preclude a party from suing for specific performance without giving a settlement notice.

            10.8              A party who serves a settlement notice under this clause shall not be of an essential term by reason only of that party’s failure to be ready and able to settle upon the expiry of that notice.

Fourth Edition 2008(3)

11.0           Non- merger

11.1             The  obligations and warranties of the parties in this agreement shall not merge with settlement or with the giving and taking of possessions of the business.

12.0           Good and Services Tax (GST)-Zero-rating

12.1             The vendor warrants that the statement on the front page regarding the vendor’s GST registration status in respect of supply under this agreement is correct at the date of this agreement.

12.2             The purchaser warrants that any particulars stated by the purchaser in Schedule 3 are correct and the date of this agreement.

12.3             Where the particulars stated on the front page and in Schedule 3 indicate that:

1)	The vendor is and/or will be at settlement a registered person in respect of the supply under this agreement:

2)	The recipient is and/or will be at settlement a registered person;

3)	The recipient intends at settlement to use the property for making taxable supplies; and

4)	The recipient does not intend at settlement to use the property as a principal place of residence by the recipient or a person associated with the recipient under section 2A(1)(c) of the GST Act.

GST will be chargeable on the supply under this agreement at zero percent pursuant to section11(1)(mb) of the GST Act.

                      12.4          If the GST is chargeable on the supply under this agreement at zero percent pursuant to section 11(1)(mb) of GST Act, then on or before settlement the purchaser will provide the vendor with the recipient’s name, address and registration number if any of those details aren’t include in Schedule 3 or they have altered.

                      12.5           If any particulars stated by the purchaser in Schedule 3 should after between the date of thisagreement and settlement, the purchaser shall notify the vendor of the  altered particulars and ofany other relevant particulars in Schedule 3 which may not have been completed by the purchaser as soon as practicable and in any event no later than two working days before settlement. The purchaser warrants that any altered or added particulars will be correct as at the date of the purchaser’s notification. If the GST treatment of the supply under this agreement should be altered as a result of the altered or added particulars, the vendor shall prepare and deliver to the purchaser or the purchaser’s lawyer an amended settlement statement if the vendor has already tendered settlement statement, and a credit not or a debt note, as the case may be. If the vendor has already issued a tax invoice.

                      12.6          if the particulars stated in  Schedule 3 indicate that the recipient intends to use part of the property as a  principal place of residence by the recipient or a person associated with the recipient under section 2A(1)(c) of the GST Act, the reference in  subclauses 12.3 and 12.4 to “supply under this agreement” shall be deemed to mean  the supply under this agreement  of  the remainder of the property excluding the part, the supply of that part of property  intended to be used as a principal place of residence will comprise a separate supply in accordance with section 5(15)(a ) oi the GST Act.

                      12.7          unless the context otherwise requires, words and phrases used in subclause 12.1 to 12.6 and inSchedule 3 have the same meaning as those words and have in the GST Act.

Fourth Edition 2008(3)

13.0            Supply of going concern

13.1              If there is a  supply under   this agreement which section 11(1)(mb) of the GST Act  does not apply but which comprises the supply of a taxable activity that is a going concern at the time of the supply , then, unless otherwise expressly stated herein;

1)	Each party warrants that it is registered a person or will be so by the date of the supply;

2)	Each party agrees to provide the other party by the date of the supply with proof of its registration for GST purposes;

3)	The parties agree that they intend that the supply is of a taxable activity that is capable of being carried on as a going concern by the purchaser; and

4)	The parties agree that the supply made pursuant to this agreement is the supply of a going concern on which GST is chargeable at zero percent.

                      13.2              If it subsequently transpires that GST is payable in respect of the supply and if  this agreement, provides for the purchaser to pay (in addition to the purchase price without GST) any GST which is payable in respect of the supply made under this agreement then the provisions of clauses 13.3, 13.4, 13.5 and 13.6 of this agreement shall apply.

                      13.3              If GST is payable in respect of the supply then;

1)	the purchaser shall pay to the vendor the GST which is so payable in one sum on the GST date;

2)	if the GST date has not been stated on the front page of this agreement the GST date shall be the possession date; and

3)	if any GST is not so paid to the vendor the purchaser shall pay to the vendor;

a)	interest at the interest rate for late settlement on the amount of GST unpaid from the GST date until payment; and

b)	any default GST.

         13.4              It shall not be  a defence to a claim against  the purchaser for payment to the vendor  of any default GST that the vendor  has failed to mitigate the vendor’s damages by paying an amount of GST when it fell due under the GST Act.

Fourth Edition 2008(3)

         13.5              Any sum referred to in this clasue is included in the purchase price, interest and other monies, if any, referred to in subclause 3.3(1).

         13.6              If the supply under this agreement is a taxable supply the vendor shall deliver a tax invoice to the purchaser on or before the GST date or such earlier date as the purchaser is entitled to delivery of an invoice under the GST Act.

14.0             Dispute resolution

   14.1              Unless otherwise provided in this agreement, if a party considers that there is a dispute in respect of any matters arising  out of or in connection with this agreement, then that party shall immediately give notice to the other party settling out details of the dispute. The parties will endeavour in good faith to resolve the dispute between themselves within five (5) working days of the receipt of the notice, failing which the parties will  endeavour in good faith with in a further ten(10) working days to appoint a mediator  and resolve the dispute, time being of the essence,14.2Neither party will commence legal proceedings against the other except for injunctive relief before following  the procedure set out in subclause 14.1

15.0	Agent

                    15.1            If the name of the licensed real estate agent is recorded on this agreement it is acknowledged that the sale evidenced by this agreement has been made through that agent whom the vendor appoint as agent to effect the sale. The vendor shall pay the agent’s charges (including GST) for effecting such sale.
16.0	Limitation of Liability

16.1	If any person enters into this agreement as trustee of a trust, then:

1)	The person warrants that.

a)	that person has power to enter into this agreement under the terms of the trust;;

b)	that person has properly signed this agreement in accordance with the terms of the trust;

c)	that person has the right to be indemnified form the assets of the trust and that right has not been lost or impaired by any action of that person including entity into this agreement; and

d)	all of the persons who are trustees of the trust have approved entry into this agreement.

2)
If that person has no right to or interest in any assets of the trust except in that person’s  capacity as a trustee of the trust, that  person’s liability under this agreement will not be personal and unlimited but will be limited to the actual amount recoverable from the assets of the trust from time to time (“the limited amount”). If the right of that person to be indemnified from the trust assets has been lost, that person’s liability will become personal but limited to the extent of that part of the limited amount which cannot be recovered from any other person.

17.0           Counterparts

17.1              This agreement may be executed in twq or more counterparts, all of which will together be deemed to constitute one and the same agreement. A part may enter into this agreement by signing a counterpart copy and sending it to the other party, including by facsimile or e-mail.

Fourth Edition 2008(3)

FURTHER TERMS OF SALE
As per attached schedule

Fourth Edition 2008(3)

SCHEDULE 1

Subclause 1.1(3) – List of Tangible and Intangible Assets

Tangible assets refer to further terms of sale,
Intangible assets: goodwill, benefit of the lease, customer  and supplier database, all intellectual property, website& domain names if any, recipes, trademarks and accounts receivable
For the purpose of this agreement the value of the lease is $100,000.00 and the remainder is good will of $300,000.00

Fourth Edition 2008(3)

SCHEDULE 2

Subclause 7.2 – List those directors and shareholders who are excluded from the restraint of trade

Fourth Edition 2008(3)

SCHEDULE 3

(GST Information –see clause 12.0)

This Schedule must be completed if the vendor has stated on the front page that the vendor is registered under the GST Act in respect of the transaction evidenced by this agreement and/or will be so registered at settlement. Otherwise there is  no need to complete it.

The parties should seek professional advice regarding the GST treatment of the transaction. This treatment depends upon the GST information supplied by the purchaser and could change before settlement if that information changes.

Section 1

1. The vendor’s registration number (if already registered): 82834656
2. The purchaser will be so registered at settlement	Yes/~~No~~
3. The purchaser intends at settlement to use the property for making taxable supplies	Yes/~~No~~

If the answer to either or both of questions 2 and 3 is “NO”, go to question 6

4. The purchaser’s details are as follows: (a) Full name:
(b) Address:
(C) Registration number (if already registered):
5.                  The Purchaser intends at settlement to use the property as a principal place of residence by the purchaser or a person associated with the purchaser under section 2A(1)(c) of the GST Act.
                     (connected by blood relationship, marriage, civil union, de facto relationship or adoption).
                      OR
                     The purchaser intends at settlement to use  part of  the property as a principal place of residence  by the purchaser or a person associated with the purchaser under section
                      2A(1)(c) of the GST Act.
                      That part is:
                     (e.g. “the main farmhouse” or “the apartment above the shop”)

~~Yes/~~No ~~Yes/~~No
6. The purchaser intends to direct the vendor to transfer title to the property to another party (“nominee”)	~~Yes~~/No
if the answer to question 6 is “yes”, then please continue, Otherwise, there is no need to complete this Schedule any further.

Fourth Edition 2008(3)

Section 2

7. The nominee is expected by the purchaser to be so registered at settlement	Yes/~~No~~
8. The purchaser expects the nominee at settlement to use the property for making taxable supplies	Yes/~~No~~
If the answer to either or both of questions 7 and 8 is “No”, there is no need to complete this Schedule any further.

9. The nomiee’s details are (if known to the purchaser) as follows: (a) Full name:
(b) Address:
(C) Registration number (if already registered):
10.                 The Purchaser expects the nominee to  intend at settlement to use the property as a principal place of residence by the  nominee  or a person associated with the nominee under section
                      2A(1)(c) of the GST Act.
                      (connected by blood relationship, marriage, civil union, de facto relationship or adoption).
                      OR
                      The purchaser expects the nominee at settlement to use part of  the property as a principal place of residence by the purchaser or a person associated with the purchaser under section
                       2A(1)(c) of the GST Act.
                      That part is:
                      (e.g. “the main farmhouse” or “the apartment above the shop”)

Yes/No Yes/ No

WARNINGS (These warnings do not form part of this agreement)

1.           This is binding contract. If either party has any doubts professional advice should be sought before signing.

2.           Consider whether this agreement needs to deal with work in progress. If so, you need to add further terms of sale.

Signature of Vendor(s)                                                                                                                                               Signature of purchaser(s):

___________________________________________________                                                                 ________________________________________________

____________________________________________________                                                               _________________________________________________

Fourth Edition 2008(3)

AGREEMENT FOR SALE AND
PURCHASE OF A BUSINESS
© This form is copy right to the Real Estate Institute of New Zealand
Incorporated and Auckland District Law Society Incorporated

DATE:

VENDOR:  R.J. Rushton Family Trust and Jet Stream Trust

Contact Details:
144 Birch Ave, Tauranga
Phone: 07 5779905

VENDOR’S LAWYERS:

Firm: Harris Tate
Individual   Acting: Michelle Carabine
Contact Details:
mischellec@harristatc.co.nz
p: 07 571 3664

PURCHASER: Concierge Technologies Inc and/or Nominee

Contact Details:
Nicholas Gerber
ngerber@conciergetechnology.net
925 297 9465

PURCHASER’S LAWYERS:

Firm:  Quigg Partners
Individual Acting: David Quigg
Contact Details:
+64 474 0755
davidquigg@guiggpartners.com

LANDLORD’S LAWYERS: Firm: Individual Acting: Contact Details:

Fourth Edition 2008(3)

FURTHER TERM OF SALE

18                 CONFIDENTIALITY

The purchaser acknowledges that the financial records, supplier details and all other information relating to the  business already disclosed to the purchaser or to be disclosed to the Purchaser pursuant to due diligence shall at all times remain the sole and exclusive property of the Vendor. The Purchaser further acknowledges and that said information is of competitive value and of a confidential nature and that loss or damage would be sustained by the Vendor should it come into the possession of an unauthorized third party. In the event that the sale and purchase of the business does not proceed the Purchaser shall return all confidential information, including any copies, to the Vendor and make no further use of such information.

The term of this agreement shall be kept confidential and shall not be disclosed to any person other than the legal advisers, accountants and financiers of the Vendor and the Purchaser and Link Business Broking Limited. The obligations in respect of this clause continue until this agreement is concluded, the contract is at an end or the parties herein agree the information is no longer confidential.

The parties hereto covenant not at any time hereafter make use of or disclose or divulge to any person (except in confidence to their respective legal advisors, financial advisers or Directors) any information relating to this agreement or this transaction without the prior written consent of the other party.

Neither party shall prior to the date of settlement make any announcement to employees except Senior management Staff, customers, suppliers or other persons with whom the Vendor does business with nor to the public generally unless both parties have previously agreed in writing upon the timing and content of any  such announcements.

19                 DUE DILIGENCE

This agreement is conditional for 20 working days commencing from the signing of this agreement upon the purchaser carrying out a due diligence in respect of the business and being satisfied to its absolute satisfaction as to all matters arising out of such due diligence which due diligence shall include (but not be limited to) the Purchaser or its consultants inspecting  and approving all books, records, financial data and business records and mechanical inspection of equipment and all other aspects relating to the business, and the Vendor shall provide to and give the Purchaser its officers, agents, advisers and other authorised representatives full access to all material contacts and the books, records, income, tax returns and assessments of the Vendor, together with such other financial and operating data and information relating to the business as may be reasonably requested by the Purchaser in order that the Purchaser may undertake the due diligence.

Satisfaction: If the Purchaser is not absolutely satisfied at its sole discretion as to all matters arising out of the due diligence the Purchaser may elect to not make this agreement unconditional and/or may elect to instigate further negotiations with the Vendor in relation to (some of ) the General and Special Conditions of Sale.

Purchaser’s acknowledgement: The Purchaser acknowledges and covenants that in carrying out its due diligence it will ensure that it and its consultants will not cause undue interference with, nor adversely affect, the quiet enjoyment of the business by the Vendor.

Confidentiality: In carrying out its due diligence neither the Purchaser nor  its agents will approach any customer and/or employee/distributor of the business prior to completion of the financial aspects of its due diligence and any contact made by the Purchaser or its agents with any customer and/or employee/distributor of the business will be at a time and in a manner approved by the Vendor.

Access :    The Vendor will afford the Purchaser full and complete access to the books, records including all licensing agreements and the premises and business of the company form the signing of this agreement for the purpose of allowing the Purchaser to complete a due diligence assessment of the company and its business.

20                 INTELLECTUAL PROPERTY

The property to pass to the Purchaser with the business includes all relevant intellectual property (including all copyrights, patents, licenses, trademarks or recipes, whether or not registered or pending), which is presently owned by the Vendor or any shareholder or owner of the Vendor. The Vendor will complete all assignments or transfers  necessary to vest the intellectual property in the Purchaser.

21                 PROMOTIONAL MATERIAL

The Vendor acknowledges that the Purchaser shall be entitled to the uses and ownership of any promotional material items used by the Vendor in the promotion of the Business.

Fourth Edition 2008(3)

FURTHER TERMS OF SALE

22                 TELEPHONE, FACSIMILE NUMBERS, WEBSITE, EMAIL

The Vendor agrees to transfer to the Purchaser the existing telephone (landline) and facsimiles numbers and any website and email addressess for the business and will provide such consents as may be required by the authorities in order to transfer such numbers, websites, domain names and email addresses to the Purchaser.

23                 LEASE DETAILS

Address:  144 Birch Ave, Judea, Tauranga
Landlord: Gerald O’ Leary Family Trust
Commencement Date:  27th September 1990
Term: Expires 27th September 2016
Rights of Renewal: 2 × 3 years
Final Expiry Date: 27th September 2021
Retail: $101,054.00

Address:  146C  Birch Ave, Judea, Tauranga
Landlord: Paterson Projects Ltd
Commencement Date:  1st August 2014
Term: 2 years and fifty seven days
Rights of Renewal: 2 × 3 years
Final Expiry Date: 26th September 2022
Retail: $18,500.00 plus GST p.a

Address:  146A  Birch Ave, Judea, Tauranga
Landlord: Helen Juliet Lowe
Commencement Date:  26th  September 2013
Term:  3 years
Rights of Renewal: 2 × 3 years
Final Expiry Date: 26th September 2022
Retail: $18,000.00 plus GST p.a

24                 BUSINESS NAME

The Vendor agrees to transfer to, unencumbered, the Purchaser upon full settlement all the Vendors ownership and rights to use the name Gourmet Foods and any name similar thereto together with the Vendors rights to any design or logo associated with the name used in the general conduct of the business such as Pats and Pantry and Ponsonby Gourmet Pies.

25                 GST SCHEDULE 3

The Vendor and Purchaser both warrant to provide to each other the information required in Schedule 3 of this agreement prior to settlement date.

Fourth Edition 2008(3)

26                 Vendor and Purchaser Acknowledgements

Legal, Technical and Other Advice

The Vendor and Purchaser both acknowledge that before signing this Agreement they were advised by the License to seek legal, technical and other advice or information and that they have either obtained that advice or information; or have decided not to do so of their own accord.

27                 EMPLOYEES

27.1                 The  Vendor will within 10 days of the date of this agreement furnish to the Purchaser a schedule listing all persons employed by the vendor in connection with the business, the positions held (including whether the Vendor considers  them to be employees to whom subpart 1 of part 6A of Employment Relationship Act applies, further schedule 1A, “Vulnerable Employee”), qualifications, responsibilities, the length of service, usual hours, rates of remunerations and allowances, holiday pay and sick pay accrual and any other information in relation to the employment of each of those persons as the Purchaser reasonably requires, together with the employment contract and position description relevant to each employee.

27.2                 The Purchaser:

27.2.1              May, at the purchaser’s discretion, offer employment to any of these persons as from the possession date.

27.2.2              May Interview them for this purpose during normal business after this agreement becomes unconditional.

27.2.3              Will notify the Vendor not less than 15 working days prior to the possession date which of these persons the Purchaser wishes to employ.

27.2.4              Will offer employment to any Vulnerable Employee in  accordance with part 6A of the Employment Relation Act 2000.

FURTHER TERMS OF SALE

27.3                 The Vendor will use reasonable endeavours to procure the acceptance by its employees of  any offers of employment made to them by the Purchaser.

27.4                 If employees of the Vendor are entitled to redundancy compensation ( or any other entitlements relating to redundancy or a transfer of the business) under their employment agreements with the Vendor or under any statute, then any offer of employment to those employees by the Purchaser must (to the extent allowed by law) be on the basis that employees who accept employment with the purchaser release the Vendor from any obligation to pay redundancy compensation or those other entitlements.

27.5                 The  Vendor will give any employee not offered employment by the Purchaser notice of termination of the employment effective as at the  Possession date or payment in lieu of notice, as the case may be, (in accordance with their respective employment agreement).  The Vendor will pay to those employees on or before the Possession date all their entitlements (if any) to holiday pay, pay of long service leave and/or redundancy compensation.

27.6                 The parties agree that the Purchaser will assume the Vendor’s obligation to pay certain amounts             (for which credit or payment is made as below) to transferring employees who the  Purchaser has offered employment to, and, accordingly, the vendor will give credit for or pay the Purchaser on the Settlement date an amount equivalent to all holiday pay,  pay of long service leave, pay for statutory holidays in lieu not yet taken and any KiwiSaver employer contributions on those sums , which has accrued up to the Possession date for those employees who

       27.6.1              Have accepted employment with the Purchaser on the basis that the Purchaser will provide an equivalent amount of paid annual leave, long service leave and paid statutory holidays in lieu; and

       27.6.2              Have agreed in writing to accept provision by the Purchaser of an equivalent amount of  paid annual leave, long service leave and paid statutory holidays in lieu in full and final settlement and release of all obligations of the vendor to pay holiday pay, and to pay for long service leave and statutory holidays in lieu not taken.

Fourth Edition 2008(3)

28                 LOWEST PRICE

The Vendor and the Purchaser acknowledge ad record that notwithstanding any deferred or extended Possession or Settlement date herein  the purchase price is the lowest price, even had an earlier Possession or Settlement date been agreed, and that the purchase price does not include any capitalized interest and it is hereby agreed that the “lowest price” for the purpose of the definition of “acquisition price” in the  Income Tax Act 2007 is equal to the purchaser price.

FURTHER TERMS OF SALE

29                 GUARENTEE OF LEASE

The Purchaser shall procure the release of Roger John Rushton as a guarantor of the leases effective on and from settlement on terms acceptable to the Landlord and Roger John Rushton.

Fourth Edition 2008(3)

FURTHER TERMS OF SALE

purchaser price,

	Description	Age

VEHICLES AND MOBILE PLANT
1	Car, Nissan Bluebird 2003 auto saloon, Reg # GDT602, 90,000k	2003
1	Utility, Toyota 2.4D SCB manual with canopy, Reg # DYQ642, 254,000k	1996
1	Car, Ford Modeo 2 litre diesel, auto saloon, Reg # FEW591, 135,000K	2009
1	Forklift truck, Komatsu Arion EX15, battery electric, s/n 023972	2002
Total, Vehicles and mobile Plant

OFFICES AND AMMENITIES
Reception
2	Chairs, guest
1	Framed award certificates
1	Reception counter
1	Signage
1	Supreme ple makers trophy
1	Table, 600 dia occasional	1999
Office Kitchen
1	Coffee machine (property of others)
1	Electric Kettle
1	Microwave oven, Cascade
1	Refrigerator, Precision, 100 litres
1	Toasting oven, Cascade
CEO’s Office
1	Air conditioner/heat pump, Fujitsu split system
1	Chair, Swivel office
4	Chairs, stacking
2	Chairs, tub, vinyl upholstery
1	Computer PC
1	Credenza, 4 door rimu with hutch
2	Cupboards, 2 door stationery
1	Desk, executive, 2 pedestal rimu
2	Filing cabinets, 3 drawer
2	Sofas, 2 seat, vinyl upholstery
1	Table , coffee approx 500 × 1000, wooden
1	Table , coffee approx 500 × 1200, glass top
1	Whiteboard with easel, single side

Fourth Edition 2008(3)

GM’s Office
1	Filing cabinet, 2 drawer
1	Framed whiteboard, appro × 800 × 1200
1	Table, 1260 × 2400. wooden
1	Printer, HP mono Laserjet
6	Chairs, stacking
1	Chair, guest
2	Chairs, swivel office
1	Chair, swivel executive
1	Cupboard, 2 door stationery
2	Filing cabinets, 4 drawer
1	Credenza, 4 door rimu
1	Air conditioner/heat pump, Carrier split system
3	Computers PC, laptop
1	Advertising banner, rollup
1	Desk, corner
1	Document slide, 5 hole
1	Computer PC
1	Mobile drawer unit

Asset Valuation Ltd